Exhibit 99.1

Cirrus Logic Announces Preliminary Q3 Revenue Increases 49 Percent Year Over Year to $65 Million

Earnings Conference Call Set for Jan. 28

AUSTIN, Texas--(BUSINESS WIRE)--January 11, 2010--Cirrus Logic Inc. (Nasdaq: CRUS) today announced that the company expects net revenue for the third fiscal quarter, which ended on Dec. 26, 2009, to be up 49 percent year over year, and up 17 percent sequentially to approximately $65 million, an increase from the previous guidance of $58 million to $62 million. The increase over forecasted revenue was driven by stronger than anticipated demand for a broad range of audio products, as well as modest improvement in demand for energy products.

The company expects gross margin to be approximately 54 percent. Combined R&D and SG&A expenses are expected to be approximately $24.3 million and include an estimated $1.8 million in share-based compensation and amortization of acquisition-related intangible expenses, as well as $400,000 in favorable facilities related credits.

“We continued to experience strong growth in the December quarter as revenue from new products maintained its momentum and we had increased demand from our customers for a broad mix of both our audio and energy products,” said Jason Rhode, president and chief executive officer of Cirrus Logic. “Building on this momentum, we believe that revenue for the March quarter will exceed $53 million, which would represent greater than 58 percent year over year growth. We will release full guidance for the March quarter on Jan. 28.”

Cirrus Logic will hold its quarterly conference call to discuss third quarter, fiscal year 2010 financial results on Thursday, Jan. 28, 2010, at 10:30 a.m. EST. Cirrus Logic will release the company's financial results at approximately 8:00 a.m. EST on the same day.

To listen to the live conference call, dial 480-629-9866, or toll-free at 888-549-7750 (Conference ID: 4198207) by 10:20 a.m. EST on Jan. 28. A replay of the conference call will be available beginning one hour following the completion of the call, until Feb. 4, 2010. To access the recording, dial 303-590-3030, or toll-free at 800-406-7325 (Conference ID: 4198207). Additionally, the conference call will be webcast live through the Investor Relations page of the company’s website at www.cirrus.com.

Cirrus Logic also announced it will present at the 12th Annual Needham Growth Stock Conference on Thursday, Jan. 14, 2010, at 4:30 p.m. EST at The New York Palace Hotel in New York City. A live webcast of the presentation will be available on the Investor Relations page of the company’s website.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of third quarter fiscal year 2010 revenue, gross margin, combined research and development and selling, and general and administrative expense levels as well as our estimates of fourth quarter fiscal year 2010 revenue. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” and “intend,” variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market; the level of orders and shipments during the fourth quarter of fiscal year 2010, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 28, 2009, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com